UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

AMERICAN WATER WORKS COMPANY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! AMERICAN WATER WORKS COMPANY, INC. 2023 Annual Meeting of Shareholders Vote by May 9, 2023 11:59 PM ET AMERICAN WATER WORKS COMPANY, INC. 1 WATER STREET CAMDEN, NJ 08102-1658 V00641-P87712 You invested in AMERICAN WATER WORKS COMPANY, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 10, 2023. Get informed before you vote View the 2023 Proxy Statement, 2022 Annual Report and form of Proxy Card online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 26, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Information concerning the availability of the list of shareholders of record entitled to vote at the Annual Meeting can be found in the 2023 Proxy Statement. *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Board Voting Items Recommends 1. Election of Directors Nominees: 1a. Jeffrey N. Edwards For 1b. Martha Clark Goss For 1c. M. Susan Hardwick For 1d. Kimberly J. Harris For 1e. Laurie P. Havanec For 1f. Julia L. Johnson For 1g. Patricia L. Kampling For 1h. Karl F. Kurz For 1i. Michael L. Marberry For 1j. James G. Stavridis For 2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers. For 3. Approval, on an advisory basis, of the frequency (i.e., every year, every two years or every three years) of the approval, Every on an advisory basis, of the compensation of the Company’s named executive officers. Year 4. Ratification of the appointment, by the Audit, Finance and Risk Committee of the Board of Directors, of For PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023. 5. Shareholder proposal on Racial Equity Audit as described in the proxy statement. Against NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. V00642-P87712